SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): October 17, 1995


                                    Citicorp

               (Exact name of registrant as specified in charter)


         Delaware                     1-5738                    13-2614988
(State or other jurisdiction                                  (IRS Employer
    of incorporation)         (Commission File Number)    Identification Number)




  399 Park Avenue, New York, New York                              10043
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number,
including area code:                                           (212) 559-1000


                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5. Other Events




                    CITICORP REPORTS 10% PRETAX EARNINGS GAIN
                            LED BY CONSUMER BUSINESS


KEY RESULTS
($ MILLIONS, EXCEPT PER-SHARE)

                       THIRD QUARTER                NINE MONTHS
                       1995    1994        CHANGE   1995    1994       CHANGE
                      ------- -------      ------  ------- -------     ------

TOTAL ADJUSTED
   REVENUE .........  $ 4,983   $ 4,568      9%   $14,571   $12,931      13%
EARNINGS BEFORE
   INCOME TAXES ....    1,388     1,259     10      4,145     3,380      23
NET INCOME .........      877       894     (2)     2,559     2,324      10
NET INCOME PER SHARE
   (FULLY DILUTED) .     1.62      1.67     (3)      4.72      4.33       9
RETURN ON TOTAL
   EQUITY ..........     17.9%     22.0%             18.2%     20.6%


     On October 17,1995 Citicorp reported net income of $877 million in the 1995 third quarter, 2% lower than in the same 1994 quarter, when there was a higher level of tax benefits. Earnings before income taxes were 10% higher in the 1995 third quarter than in the comparable year-ago quarter.

     "The global franchise continued to generate strong revenue growth, while operating expenses held to second quarter levels," commented John S. Reed, Chairman. "Our consumer business, with quarterly earnings exceeding $500 million for the first time, showed continuing franchise momentum around the world."

     "Importantly, return on equity for both the quarter and nine months was maintained at 18%," Mr. Reed added.

     The results in the third quarter reflected the following factors, all compared with the same 1994 quarter:

     * Operating margin (revenue adjusted primarily for the effect of credit card securitizations, less adjusted expense) of $2.2 billion rose 11%, and the expense/revenue ratio improved to 56.7%. The effect of translating various currencies into the U.S. dollar increased revenue by 1% and operating expense by approximately 2%.

     * The $415 million rise in revenue included a 9% increase in the global consumer business, led by credit cards and branch-based banking services, and a 4% increase in the global finance businesses, led by trading and transaction banking.

     * The 6% increase in operating expense beyond the 2% from currency translation resulted chiefly from spending related to ongoing business expansion and performance-based compensation.

     * Consumer credit costs of $633 million increased by $89 million, reflecting primarily volume growth in the U.S. card portfolio as well as the effects of continued economic weakness that began earlier in the year in major Latin American markets.

     Commercial credit costs, including real estate, increased by $21 million to $61 million.

     Citicorp, continuing the $3 billion stock repurchase program announced in June 1995, repurchased 11.4 million common shares in the third quarter for $750 million. Since the program started, 12.3 million common shares have been repurchased for $800 million.

     Reserves, which totaled $5.3 billion, were built by $75 million in the quarter. Total capital at September 30, 1995 amounted to $27.3 billion -- with the Tier 1 ratio estimated to be 8.4%, slightly above the target range -- and common equity as a percentage of total assets was 6.3%.

                            GLOBAL CONSUMER BUSINESS


($ MILLIONS)                      THIRD QUARTER            NINE MONTHS
                              1995    1994  CHANGE     1995     1994    CHANGE
                              ----    ----  ------     ----     ----    ------
TOTAL ADJUSTED
   REVENUE ................  $3,128   2,863   9%      $9,077    $8,376     8%
TOTAL OPERATING
   EXPENSE ................   1,679   1,564   7        5,006     4,556    10
OPERATING MARGIN ..........   1,449   1,299  12        4,071     3,820     7
CREDIT COSTS ..............     633     544  16        1,785     1,743     2
NET INCOME ................     522     475  10        1,426     1,308     9


     Global consumer revenue grew by $265 million, consisting of an increase of $152 million, or 7%, from the developed economies and $113 million, or 17%, from the emerging markets. Revenue advances were led by expansion in card receivable volumes and branch-based banking.

     Expenses were 7% higher than in the same 1994 quarter but were kept slightly below 1995 second quarter levels, even with continuing programs to support delivery to more customers of the array of products and services that constitute the distinctive Citibank experience.

     The 10% earnings improvement, led by branch banking worldwide and cards in the Asia Pacific region, reflected increases in the emerging markets of $33 million, or 20%, to $201 million and in the developed countries of $14 million, or 5%, to $321 million. In the 1995 nine-month period, earnings from the global consumer business rose 9%, to $1.4 billion, from the same 1994 period.

     At 56 million, the number of cards worldwide was 9% higher than in the same 1994 quarter, led by growth in the United States and the Asia Pacific region. Charge volume on Citicorp-issued cards in Asia Pacific was up 41% and on U.S. bankcards up 23%. Managed card receivables grew by 19% in U.S. bankcards, 40% in Asia Pacific, and 44% in Europe. Asia Pacific experienced a record level of card applications in the quarter.

     The U.S. bankcard business continued to expand its position in the category, behind programs initiated last year. Managed receivables increased $6.7 billion to $42.1 billion, and total accounts 3.0 million to 24.8 million from September 30, 1994. Total charge volume increased by $4.1 billion to $22.1 billion.

     The program continued in the quarter to bring Citibank branches to the model standard that provides a consistent Citibank look and experience around the world. The conversion of existing offices and the opening of new ones included opening the first model branch in Japan. At the end of the quarter there were 384 model branches, comprising 32% of the total 1,200 consumer branches.

     Customer response to the Citibank offerings was strong in the quarter, particularly in enrollments to use electronic banking through ATMs, Citiphone or direct computer access.

     The overall consumer loss rate of 2.02% of managed loans remained at the low end of a normal loss range, up slightly from 1.98% in the 1995 second quarter and 1.90% in the 1994 third quarter, as losses increased in Latin
America and card receivables grew as a proportion of the consumer credit portfolio. The worldwide cards loss rate of 3.78% compared with 3.76% in the 1995 second quarter and 3.59% in the 1994 third quarter. The U.S. managed credit card loss rate of 3.72% improved slightly from the 3.74% in the 1995 second quarter, but was up from 3.57% in last year's third quarter. The loss rate in branch banking worldwide was 1.14%, essentially unchanged, chiefly because improvement in the U.S. branch business, particularly mortgages, was offset by losses in Latin America.

     Assets under management in private banking rose to $85.4 billion, an increase of 8% from a year earlier.

     In the quarter, Citicorp broadened the market for securities backed by U.S. card receivables by issuing the first such security in the Japanese market.

                            GLOBAL FINANCE BUSINESSES


($ MILLIONS)           THIRD QUARTER                 NINE MONTHS
                  1995     1994    CHANGE      1995    1994    CHANGE
                  ----     ----    ------      ----    ----    ------

TOTAL ADJUSTED
   REVENUE        $1,543  $1,477    4%         $4,698  $3,934   19%
TOTAL OPERATING
   EXPENSE           994     911    9           2,930   2,544   15
OPERATING MARGIN     549     566   (3)          1,768   1,390   27
CREDIT COSTS
   (RECOVERIES)       36     (60)  NM              23    (126)  NM
NET INCOME           351     431  (19)          1,224     973   26

     Net income of $351 million from global finance worldwide businesses was down $80 million from the 1994 third quarter, although nine-month earnings of $1.2 billion were up $251 million. Revenue, rising 4% in the quarter, reflected primarily increases in trading revenues -- which benefited from an active customer environment -- as well as transaction banking services and other nontrading business in emerging markets, and venture capital results. The total of foreign exchange and trading revenue increased by $132 million, but net interest revenue related to trading declined by $77 million. Expense increases reflected continued investment in processing efficiencies, principally related to transaction banking services.

     Global finance activities in the developed markets earned $133 million in the quarter, which was down $42 million from the 1994 third quarter, and earned $497 million in the nine months, which was up $126 million. Revenues increased 8% from the 1994 third quarter, led by trading and venture capital, partially offset by lower fees (although the pipeline of deals remains strong) and the effect of business restructurings aimed at improving overall returns. Credit costs of $20 million compared with a positive $71 million in the 1994 third quarter. Average assets in the quarter of $86 billion were reduced $9 billion from the 1995 second quarter and $14 billion from the same 1994 quarter, largely from a lower level of trading-related assets.

     In emerging markets, global finance net income of $218 million was down $38 million from the year-earlier quarter (when Brazilian earnings benefited from an unusually favorable rate environment and the release of a revenue-related tax reserve). In the nine months net income from emerging markets was $727 million, up $125 million. Revenue was flat compared with the 1994 third quarter, as growth from continued business momentum, particularly from multinational clients and transaction banking services, was offset by lower trading-related revenues, due in part to decreasing volatility in Latin American markets through the quarter. Credit costs at $16 million remained modest in the quarter.

     In the quarter, Citibank opened a corporate business branch in South Africa and a representative office in Romania. The People's Republic of China has given approval for Citibank to reopen branch operations in Beijing, which is scheduled for October 31. In Turkey Citibank set up a brokerage house to expand capital markets services to customers in that country. The capital markets unit completed its first global equity underwriting in multiple markets, for a Chilean supermarket company, Santa Isabel, S.A.

     In the United States, the electronic benefits transfer business added two more states as clients, bringing to seven the number of states for which it provides disbursement services to benefits recipients.


                                      OTHER

     North America Commercial Real Estate reported a loss of $6 million in the 1995 third quarter, compared with a loss of $86 million in the same 1994 quarter, with the improvement resulting from substantially lower credit costs.

     Total commercial cash-basis loans and Other Real Estate Owned (OREO) of $2.6 billion at September 30, 1995, including $1.8 billion related to North America Commercial Real Estate, were down substantially from $4.3 billion a year earlier.

     The cross-border refinancing portfolio reported net income of $43 million, compared with $45 million in the year-earlier quarter.

     Corporate items reported a net loss of $33 million, compared with net income of $29 million in the same 1994 quarter. The key factor in these results was a significantly lower level of tax benefits.

                                  INCOME TAXES

     The effective tax rate was 37% in the 1995 third quarter, which benefited by $30 million reflecting a reduction of the deferred tax valuation allowance from a reassessment of the expected level and mix of future earnings. This compared with 29% in the same 1994 quarter, which included recognition of $124 million of tax benefits related to current operations. The effective tax rates on current operations for the nine-month periods were 39% in 1995 and 34% in 1994.


                              CAPITAL AND RESERVES

     In the third quarter, as in the first and second quarters, an additional $75 million above net credit write-offs was provided to reserves, bringing the credit loss reserve on the balance sheet to $5.3 billion at September 30, 1995, up from $5.1 billion at September 30, 1994.

     Total regulatory capital at September 30, 1995 was $27.3 billion, estimated to be 12.3% of risk-adjusted assets. The Tier 1 capital ratio was estimated to be 8.4%, which compares with 7.5% at September 30, 1994 and 8.4% at June 30, 1995.

     Citicorp on October 12 notified holders of its Conversion Preferred Stock, Series 15 (commonly called PERCS) that it will redeem the shares remaining after two redemptions earlier in the year, one in the second and the other in the third quarter. Upon completion of the redemption on November 13, Citicorp will have issued approximately 27.5 million shares of common stock for the redemption of the PERCS, which had been issued in October 1992 to raise approximately $1.1 billion of Tier 1 capital. In addition, in the 1995 third quarter Citicorp issued approximately 10.6 million common shares for the conversion of 3.9 million depositary shares, or 29%, of its Conversion Preferred Stock, Series 13.


Tables detailing key financial data, an analysis of operating margin, pretax earnings, business results and credit indicators follow, along with financial statements. Further details concerning the financial results will be available in November in Citicorp's Form 10-Q.

Page 8 - Citicorp Third Quarter 1995 results - 10/17/95

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA


                                 Third Quarter   Nine Months
                                 1995    1994    1995    1994
                                ------  ------  ------  ------
NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Change.....    $  877  $  894  $2,559  $2,380
 After Cumulative Effect
  of Accounting Change(A)..       877     894   2,559   2,324


NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Change.....    $ 1.79  $ 1.87  $ 5.29  $ 4.95
 After Cumulative Effect
  of Accounting Change(A)..      1.79    1.87    5.29    4.82

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Change.....    $ 1.62  $ 1.67  $ 4.72  $ 4.44
 After Cumulative Effect
  of Accounting Change(A)..      1.62    1.67    4.72    4.33

COMMON STOCKHOLDERS' EQUITY
 PER SHARE.................    $37.99  $32.43

CLOSING STOCK PRICE
 AT QUARTER END............    $70.75  $42.50

PROFITABILITY RATIOS (Annualized):

Return on Total Assets:
 Before Accounting Change..      1.31%   1.34%   1.27%   1.23%
 After Accounting Change(A)      1.31    1.34    1.27    1.21

Return on Common
 Stockholders' Equity:
 Before Accounting Change..      20.1%   26.5%   20.9%   25.2%
 After Accounting Change(A)      20.1    26.5    20.9    24.7


Return on Total
 Stockholders' Equity:
 Before Accounting Change..      17.9%   22.0%   18.2%   20.9%
 After Accounting Change(A)      17.9    22.0    18.2    20.6

CAPITAL:
 Tier 1 ($B)...............    $ 18.6  $ 16.0
 Tier 1 & 2 ($B)(B)........      27.3    25.4

 Tier 1 Ratio(B)...........       8.4%    7.5%
 Tier 1 & 2 Ratio(B).......      12.3    11.9

 Common Equity as a
   % of Total Assets.......       6.3%    5.0%
 Total Equity as a
   % of Total Assets.......       7.6%    6.7%

DIVIDENDS DECLARED ($M):
   Common..................    $  127  $   59  $  365  $  117
   Preferred...............        83      89     271     267


(A) The 1994 results reflect the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994.

(B) 1995 Estimated.

Page 9 - Citicorp Third Quarter 1995 results - 10/17/95


OPERATING MARGIN
($ Millions)

                              Third Quarter     Nine Months
                              1995    1994      1995     1994
                             ------  ------    ------   ------

Total Revenue ...........   $4,757  $4,325    $13,889  $12,236

Effect of Credit Card
 Securitization..........      219     213        667      745
Net Cost to Carry(A).....        7      30         15       90
Capital Building
 Transactions............        -       -          -     (140)
                             -----   -----     ------   ------

Adjusted Revenue.........    4,983   4,568     14,571   12,931
                             -----   -----     ------   ------

Total Operating Expense..    2,793   2,630      8,284    7,533

Net OREO Costs (B).......       33      (5)        46      (14)
                             -----   -----     ------   ------

Adjusted Operating
 Expense.................    2,826   2,625      8,330    7,519
                             -----   -----     ------   ------

Operating Margin.........    2,157   1,943      6,241    5,412

Consumer Credit
 Costs (C)...............      633     544      1,785    1,743
Commercial Credit
 Costs (D)...............       61      40         86      173
                             -----   -----     ------   ------
Operating Margin
 Less Credit Costs.......    1,463   1,359      4,370    3,496

Additional Provision:
-Consumer(E).............       50      50        150      150
-Commercial(E)...........       25      50         75      150
-Refinancing Portfolio...        -       -          -      (44)

Capital Building
 Transactions............        -       -          -      140
                             -----   -----     ------   ------

Income Before Taxes and
 Cumulative Effect of
  Accounting Change......   $1,388  $1,259    $ 4,145  $ 3,380
                             =====   =====     ======   ======



(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally writedowns, gains and losses on sales, and direct revenue and expense related to commercial OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of credit card receivables securitization.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO costs.
(E) Represents provision for credit losses in excess of net write-offs.

Page 10 - Citicorp Third Quarter 1995 results - 10/17/95

BUSINESS FOCUS
Net Income (Loss)

($ Millions)
                              Third Quarter     Nine Months
                              1995   1994(A)   1995   1994(A)
                             ------  ------   ------  ------

Global Consumer:
 North America, Europe
   and Japan............    $  321  $  307   $  847  $   810
 Emerging Markets.......       201     168      579      498
                             -----   -----    -----    -----

Total Global Consumer...       522     475    1,426    1,308
                             -----   -----    -----    -----

Global Finance:
 North America, Europe
   and Japan............       133     175      497      371
 Emerging Markets.......       218     256      727      602
                             -----   -----    -----    -----

Total Global Finance....       351     431    1,224      973
                             -----   -----    -----    -----


Core Businesses.........       873     906    2,650    2,281
                             -----   -----    -----    -----

North America Commercial
  Real Estate...........        (6)    (86)     (18)    (233)

Cross-Border Refinancing
  Portfolio.............        43      45      143      148

Corporate Items(B)......       (33)     29     (216)     184
                             -----   -----    -----    -----
                               877     894    2,559    2,380
Cumulative Effect of
  Accounting Change(C)..         -       -        -      (56)
                             -----   -----    -----    -----
Total Citicorp..........    $  877  $  894   $2,559  $ 2,324
                             =====   =====    =====    =====




(A) Reclassified to conform to current quarter's presentation.
(B) See Corporate Items section for details.
(C) The 1994 results reflect the cumulative effect of adopting SFAS No. 112, "Employers' Accounting for Postemployment Benefits," as of January 1, 1994.

Page 11 - Citicorp Third Quarter 1995 results - 10/17/95

GLOBAL CONSUMER
($ Millions)             Third Quarter  %     Nine Months    %
                         1995   1994(A)Chg    1995   1994(A)Chg
                        ------  ------ ---   ------  ------ ---

Total Revenue......... $2,906  $2,647   10  $8,400  $7,625    10
                        -----   -----        -----   -----
Total Operating Expense 1,675   1,577    6   5,011   4,594     9
                        -----   -----        -----   -----
Provision For
 Credit Losses .......    465     365   27   1,253   1,104    13
                        -----   -----        -----   -----
Income Before Taxes...    766     705    9   2,136   1,927    11
Income Taxes..........    244     230    6     710     619    15
                        -----   -----        -----   -----
Net Income............ $  522  $  475   10  $1,426  $1,308     9
                        =====   =====        =====   =====

Average Assets ($B)... $  121  $  107   13  $  119  $  104    14

Return on Assets......   1.71%   1.76%   -    1.60%   1.68%    -

OTHER DATA:

North America, Europe
  and Japan:
Net Income............ $  321  $  307    5  $  847  $  810     5
Average Assets($B)....     86      77   12      85      75    13
Return on Assets......   1.48%   1.58%   -    1.33%   1.44%    -

Emerging Markets:
Net Income............ $  201  $  168   20  $  579  $  498    16
Average Assets($B)....     35      30   17      34      29    17
Return on Assets......   2.28%   2.22%   -    2.28%   2.30%    -


Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan.. $2,354  $2,202    7  $6,836  $6,487     5
   Emerging Markets...    774     661   17   2,241   1,889    19
                        -----   -----        -----   -----
 Total Global Consumer $3,128  $2,863    9  $9,077  $8,376     8
                        =====   =====        =====   =====

 Other Operating
  Expense(C):
   North America,
    Europe and Japan.. $1,253  $1,189    5  $3,764  $3,500     8
   Emerging Markets...    426     375   14   1,242   1,056    18
                        -----   -----        -----   -----
 Total Global Consumer $1,679  $1,564    7  $5,006  $4,556    10
                        =====   =====        =====   =====

 Credit Costs (D):
   North America,
    Europe and Japan.. $  548  $  499   10  $1,594  $1,620    (2)
   Emerging Markets...     85      45   89     191     123    55
                        -----   -----        -----   -----
 Total Global Consumer $  633  $  544   16  $1,785  $1,743     2
                        =====   =====        =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card receivables securitization.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card receivables securitization. Includes U.S. credit card net credit losses for both held and securitized receivables of $384 million and $1,087 million for the 1995 third quarter and year-to-date, respectively, and $310 million and $1,035 million for the comparable periods of 1994.

Page 12 - Citicorp Third Quarter 1995 results - 10/17/95

GLOBAL FINANCE
($ Millions)             Third Quarter   %    Nine Months     %
                         1995   1994(A) Chg   1995   1994(A) Chg
                        ------  ------  ---  ------  ------  ---
Total Revenue......... $1,548  $1,474    5  $4,714  $3,919   20
                        -----   -----        -----   -----
Total Operating
 Expense..............    986     889   11   2,912   2,481   17
                        -----   -----        -----   -----
Provision For
 Credit Losses .......     74     (28)  NM     132     (41)  NM
                        -----   -----        -----   -----
Income Before Taxes...    488     613  (20)  1,670   1,479   13
Income Taxes..........    137     182  (25)    446     506  (12)
                        -----   -----        -----   -----
Net Income............ $  351  $  431  (19) $1,224  $  973   26
                        =====   =====        =====   =====

Average Assets ($B)... $  133  $  144   (8) $  138  $  138    -

Return on Assets......   1.05%   1.19%   -    1.19%   0.94%   -

OTHER DATA:

North America, Europe
  and Japan:
Net Income............ $  133  $  175  (24) $  497  $  371   34
Average Assets($B)....     86     100  (14)     92      96   (4)
Return on Assets......   0.61%   0.69%   -    0.72%   0.52%   -

Emerging Markets:
Net Income............ $  218  $  256  (15) $  727  $  602   21
Average Assets($B)....     47      44    7      46      42   10
Return on Assets......   1.84%   2.31%   -    2.11%   1.92%   -

Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan.. $  881  $  813    8  $2,690  $2,213   22
   Emerging Markets...    662     664    -   2,008   1,721   17
                        -----   -----        -----   -----
 Total Global Finance. $1,543  $1,477    4  $4,698  $3,934   19
                        =====   =====        =====   =====

 Other Operating
  Expense(C):
   North America,
    Europe and Japan.. $  653  $  608    7  $1,930  $1,697   14
   Emerging Markets...    341     303   13   1,000     847   18
                        -----   -----        -----   -----
 Total Global Finance. $  994  $  911    9  $2,930  $2,544   15
                        =====   =====        =====   =====

 Credit Costs (D):
   North America,
    Europe and Japan.. $   20  $  (71)  NM  $  (10) $ (132)  92
   Emerging Markets...     16      11   45      33       6   NM
                        -----   -----        -----   -----
 Total Global Finance. $   36  $  (60)  NM  $   23  $ (126)  NM
                        =====   =====        =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted for the net cost to carry cash-basis loans and OREO.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
(D) Includes net write-offs (recoveries), the net cost to carry cash-basis loans and OREO, as well as net OREO costs.
NM Not meaningful,as percentage exceeds 100%.

Page 13 - Citicorp Third Quarter 1995 results - 10/17/95


NORTH AMERICA COMMERCIAL REAL ESTATE
($ Millions)

                           Third Quarter  %    Nine Months     %
                          1995   1994(A) Chg   1995   1994(A) Chg
                         ------  ------  ---  ------  ------  ---

Total Revenue.........  $   39  $   10   NM  $  118  $   56   NM
                         -----   -----        -----   -----
Total Operating
 Expense..............      10      49  (80)     61     146  (58)
                         -----   -----        -----   -----
Provision For
 Credit Losses........      37      99  (63)     75     306  (75)
                         -----   -----        -----   -----

Loss Before Taxes.....      (8)   (138)  94     (18)   (396)  95

Income Tax Benefit....      (2)    (52)  96       -    (163)  NM
                         -----   -----        -----   -----
Net Loss..............  $   (6) $  (86)  93  $  (18) $ (233)  92
                         =====   =====        =====   =====


OTHER DATA:
Average Assets ($B)...  $    5  $    8  (38) $    5  $    9  (44)

Adjusted for Credit-
Related Items:
  Total Revenue(B)....  $   48  $   34   41  $  139  $  125   11
  Total Operating
   Expense(C).........      31      35  (11)     94     107  (12)
  Credit Costs(D).....      25     100  (75)     63     301  (79)


(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted for the net cost to carry cash-basis loans and OREO.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as net OREO costs.
NM  Not meaningful, as percentage exceeds 100%.

Page 14 - Citicorp Third Quarter 1995 results - 10/17/95

CROSS-BORDER REFINANCING PORTFOLIO
($ Millions)

                         Third Quarter   %    Nine Months     %
                         1995   1994(A) Chg   1995   1994(A) Chg
                        ------  ------  ---  ------  ------  ---
Total Revenue......... $   55  $   53    4  $  178  $  135   32
                        -----   -----        -----   -----
Total Operating
 Expense..............      4       4    -      12      12    -
                        -----   -----        -----   -----
Provision For
 Credit Losses........      -       -    -       -     (46)  NM
                        -----   -----        -----   -----
Income Before Taxes...     51      49    4     166     169   (2)
Income Taxes..........      8       4   NM      23      21   10
                        -----   -----        -----   -----
Net Income ........... $   43  $   45   (4) $  143  $  148   (3)
                        =====   =====        =====   =====


OTHER DATA:

Average Assets ($B)... $    3  $    3    -  $    3  $    3    -

CORPORATE ITEMS
($ Millions)

                        Third Quarter   %    Nine Months     %
                        1995   1994(A) Chg   1995   1994(A) Chg
                        -----  ------  ---   -----  ------  ---
Total Revenue......... $  209  $  141   48  $  479  $  501   (4)
                        -----   -----        -----   -----
Total Operating
 Expense..............    118     111    6     288     300   (4)
                        -----   -----        -----   -----
Income Before Taxes...     91      30   NM     191     201   (5)
Income Taxes..........    124       1   NM     407      17   NM
                        -----   -----        -----   -----

Net (Loss) Income (B). $  (33) $   29   NM  $ (216) $  184   NM
                        =====   =====        =====   =====



(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains from capital building transactions of $88 million ($140 million before taxes) for the nine months of 1994. Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis. Third quarter and nine months ended 1995 includes $30 million in deferred tax benefits compared to $124 million and $344 million in the respective 1994 periods.
NM  Not meaningful, as percentage equals or exceeds 100%.

Page 15 - Citicorp Third Quarter 1995 results - 10/17/95

ASSET QUALITY
COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)                3Q      2Q      1Q      4Q      3Q
                           1995    1995    1995    1994    1994
                          ------  ------  ------  ------  ------
Comm'l Cash-Basis Loans:
 Collateral-Dependent
 (At lower of cost or
  collateral value)....  $  899  $1,040  $1,329  $1,347  $ 1,993

 Other.................     751     582     654     666      736
                          -----   -----   -----   -----   ------
 Comm'l Cash-Basis Loans
 (excluding Refinancing)  1,650   1,622   1,983   2,013    2,729

 Cross-Border
  Refinancing..........      24      30      58     104      140
                          -----   -----   -----   -----   ------
Total Commercial
 Cash-Basis Loans......   1,674   1,652   2,041   2,117    2,869
Commercial OREO........     960   1,054   1,014     958    1,427
                          -----   -----   -----   -----   ------
Total Commercial
 Cash-Basis Loans & OREO $2,634  $2,706  $3,055  $3,075  $ 4,296
                          =====   =====   =====   =====   ======

ALLOWANCE FOR CREDIT LOSSES
                            3Q      2Q      1Q      4Q      3Q
                           1995    1995    1995    1994    1994
                          ------  ------  ------  -----   -----
Global Consumer........  $1,931  $1,923  $1,897  $1,834  $ 1,790
Commercial.............   3,410   3,385   3,373   3,321    3,270
                          -----   -----   -----   -----   ------
Total..................  $5,341  $5,308  $5,270  $5,155  $ 5,060
                          =====   =====   =====   =====   ======

Reserve for Global Consumer
 Sold Portfolios.......  $  473  $  467  $  450  $  422  $   467


ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS
                            3Q      2Q      1Q      4Q      3Q
                           1995    1995    1995    1994    1994
                          ------  ------  ------  -----   ------
Global Consumer........    1.88%   1.91%   1.93%   1.90%    1.97%
Commercial.............    5.89    5.90    5.79    5.95     5.90

Total..................    3.32%   3.36%   3.37%   3.38%    3.46%


ADDITIONAL DATA
                            3Q      2Q      1Q      4Q      3Q
                           1995    1995    1995    1994    1994
Commercial Allowance      ------  -----  ------   ------  ------
 as a % of Total Commercial
 Cash-Basis Loans......     204%    205%    165%    157%     114%

Commercial Allowance
 as a % of Non-Collateral-
 Dependent Commercial
 Cash-Basis Loans......     440%    553%    474%    431%     373%

Commercial Renegotiated
 Loans.................  $  395  $  385  $  338  $  718  $   524

Consumer Cash-Basis:
  Loans................  $2,665  $2,697  $2,693  $2,604  $ 2,772
  Assets Pending
   Disposition (At lower
   of cost or collateral
   value)..............  $  195  $  195  $  209  $  195  $   163
Consumer OREO .........  $  561  $  545  $  601  $  569  $   565

Page 16 - Citicorp Third Quarter 1995 results - 10/17/95

DETAILS OF CREDIT LOSS EXPERIENCE

($ Millions)

                           3Q      2Q      1Q      4Q      3Q
                          1995    1995    1995    1994    1994
                         ------  ------  ------  ------  ------
NET WRITE-OFFS
 (RECOVERIES):

Global Consumer ......   $  415  $  379  $  309  $  399  $  315

North America
 Commercial
  Real Estate.........       37     22      16      51      62

Global Finance........       49     17      (9)     28     (41)
                          -----  -----   -----   -----   -----
Total Commercial
 (excluding
  Refinancing)........       86     39       7      79      21
                          -----  -----   -----   -----   -----
Cross-Border
 Refinancing..........        -     13     (23)    (20)    (19)
                          -----  -----   -----   -----   -----

Total.................   $  501 $  431  $  293  $  458  $  317
                          =====  =====   =====   =====   =====



                           3Q      2Q      1Q      4Q      3Q
                          1995    1995    1995    1994    1994
                         ------  -----   -----   -----   -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer.......   $  465 $  429  $  359  $  449  $  365

North America
 Commercial
  Real Estate.........       37     22      16      88      99

Global Finance........       74     42      16      41     (28)
                          -----  -----   -----   -----   -----

Total Commercial
 (excluding
  Refinancing)........      111     64      32     129      71
                          -----  -----   -----   -----   -----
Cross-Border
 Refinancing..........        -      -       -     (20)      -
                          -----  -----   -----   -----   -----

Total.................   $  576 $  493  $  391  $  558  $  436
                          =====  =====   =====   =====   =====


                           3Q      2Q      1Q      4Q      3Q
                          1995    1995    1995    1994    1994
                         ------  -----   -----   -----   -----
COMMERCIAL NET OREO
 WRITEDOWNS(GAINS
  ON SALES):

North America
 Commercial
  Real Estate.........   $   (6)$    9  $   10  $    7  $   24
Global Finance........       (8)   (10)     (1)    (14)     (9)
                          -----  -----   -----   -----   -----
Total.................   $  (14)$   (1) $    9  $   (7) $   15
                          =====  =====   =====   =====   =====

Page 17 - Citicorp Third Quarter 1995 results - 10/17/95

CONSOLIDATED STATEMENT OF INCOME        CITICORP and Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)

                          Third Quarter  %     Nine Months     %
                          1995    1994  Chg   1995    1994    Chg
                         ------  ------ ---  ------  ------   ---
 Interest Revenue.....  $5,795  $5,057  15  $17,105 $18,411   (7)
 Interest Expense.....   3,197   2,711  18    9,714  11,822  (18)
                         -----   -----       ------  ------
Net Interest Revenue..   2,598   2,346  11    7,391   6,589   12
                         -----   -----       ------  ------
 Fees & Commissions...   1,268   1,280  (1)   3,793   3,778    -
 Trading Account......     182     105  73      363     129   NM
 Foreign Exchange.....     250     182  37      878     388   NM
 Securities Trans.....      21       5  NM       65     178  (63)
 Other Revenue........     438     407   8    1,399   1,174   19
                         -----   -----       ------  ------
Total Fees, Commissions
 and Other Revenue....   2,159   1,979   9    6,498   5,647   15
                         -----   -----       ------  ------
TOTAL REVENUE.........   4,757   4,325  10   13,889  12,236   14
                         -----   -----       ------  ------
PROVISION FOR
 CREDIT LOSSES........     576     436  32    1,460   1,323   10
                         -----   -----       ------  ------
 Operating Expense:
  Salaries............   1,122   1,050   7    3,321   2,978   12
  Employee Benefits...     338     284  19      979     852   15
  Net Premises &
   Equipment Expense..     433     396   9    1,260   1,156    9
  Other Expense.......     900     900   -    2,724   2,547    7
                         -----   -----       ------  ------
TOTAL OPERATING
 EXPENSE..............   2,793   2,630   6    8,284   7,533   10
                         -----   -----       ------  ------
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGE.   1,388   1,259  10    4,145   3,380   23
 Income Taxes.........     511     365  40    1,586   1,000   59
                         -----   -----       ------  ------
INCOME BEF. CUMULATIVE
 EFFECT OF ACCTG CHANGE    877     894  (2)   2,559   2,380    8

Cumulative Effect of
 Accounting Change(A).       -       -   -        -     (56)  NM
                         -----   -----       ------  ------
NET INCOME............  $  877  $  894  (2) $ 2,559 $ 2,324   10
                         =====   =====       ======  ======
INCOME APPLICABLE
 TO COMMON STOCK......  $  798  $  804  (1) $ 2,290 $ 2,060   11
                         =====   =====       ======  ======

EARNINGS PER SHARE:

On Common & Common Equiv. Shs
 Income Before Cumulative
  Eff. of Acctg Chg...  $ 1.79  $ 1.87      $  5.29 $  4.95
 Income After Cumulative
  Eff. of Acctg Chg (A) $ 1.79  $ 1.87      $  5.29 $  4.82

Assuming Full Dilution
 Income Before Cumulative
  Eff. of Acctg Chg...  $ 1.62  $ 1.67      $  4.72 $  4.44
 Income After Cumulative
  Eff. of Acctg Chg (A) $ 1.62  $ 1.67      $  4.72 $  4.33



(A)The 1994 results reflect the cumulative effect of adopting
   SFAS No. 112, "Employers' Accounting for Postemployment
   Benefits," as of January 1, 1994.
NM Not meaningful, as percentage equals or exceeds 100%.

Page 18 - Citicorp Third Quarter 1995 results - 10/17/95

CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)

                                      Sept. 30      Dec. 31    %
                                        1995          1994    Chg
                                      -------       -------   ---
ASSETS
Cash and Due from Banks.........     $  5,719      $  6,470  (12)
Deposits at Interest with Banks.        8,158         6,862   19
Securities:
 Held to Maturity...............        4,966         5,092   (2)
 Available for Sale.............       13,941        13,602    2
 Venture Capital................        1,813         2,009  (10)
Trading Account Assets..........       35,682        38,875   (8)
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        9,765         6,995   40
Loans, Net of Unearned Income
 Consumer.......................      102,834        96,600    6
 Commercial.....................       57,861        55,820    4
                                      -------       -------
    Total Loans, Net............      160,695       152,420    5
Allowance for Credit Losses.....       (5,341)       (5,155)  (4)
Customers' Acceptance Liability.        1,649         1,420   16
Premises & Equipment, Net.......        4,310         4,062    6
Interest & Fees Receivable......        2,912         2,654   10
Other Assets....................       13,267        15,183  (13)
                                      -------       -------
Total...........................     $257,536      $250,489    3
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 12,199      $ 13,648  (11)
Int. Deposits (in the U.S.).....       36,754        35,699    3
Non-Int. Deposits (Outside the
 U.S.)..........................        8,049         7,212   12
Int. Deposits(Outside the U.S.).      106,825        99,167    8
                                      -------       -------
    Total Deposits..............      163,827       155,726    5

Trading Account Liabilities.....       21,485        22,382   (4)
Purchased Funds &
 Other Borrowings...............       17,255        20,907  (17)
Acceptances Outstanding.........        1,660         1,440   15
Accrued Taxes & Other Expenses..        5,740         5,493    4
Other Liabilities...............        9,118         8,878    3
Long-Term Debt..................       17,619        16,497    7
Subordinated Capital Notes......        1,337         1,397   (4)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............        3,348         4,187  (20)
Common Stock (Par value $1.00)..          454           421    8
Surplus.........................        5,394         4,194   29
Retained Earnings ..............       11,484         9,561   20
Net Unrealized Gains -
 Securities Available for Sale..          319           278   15
Foreign Currency Translation....         (427)         (471)   9
Common Stock in Treasury,
 at Cost(A).....................       (1,077)         (401)  NM
                                      -------       -------
    Total Stockholders' Equity..       19,495        17,769   10
                                      -------       -------
Total...........................     $257,536      $250,489    3
                                      =======       =======

(A) Primarily reflects the repurchase of 12.3 million common shares at a cost of $800 million during the nine months of 1995.

NM   Not meaningful, as percentage exceeds 100%.

Page 19 - Citicorp Third Quarter 1995 results - 10/17/95


ADDITIONAL FINANCIAL DATA



                         3Q      2Q      1Q      4Q      3Q
                        1995    1995    1995    1994    1994
                       ------  ------  ------  ------  ------
NET INTEREST
 REVENUE(A)

Net Interest
 Revenue($M).......   $ 2,606 $ 2,476 $ 2,333 $ 2,328 $ 2,352

Net Interest
 Margin............      4.67%   4.42%   4.23%   4.21%   4.37%

ADJUSTED TO EXCLUDE
THE EFFECT OF CREDIT
CARD SECURITIZATION:

Net Interest
 Revenue($M).......   $ 3,114 $ 2,973 $ 2,801 $ 2,798 $ 2,862
Net Interest
 Margin............      5.04%   4.80%   4.61%   4.61%   4.80%



CONSOLIDATED AVERAGE
 BALANCES

                         3Q      2Q      1Q      4Q      3Q
                        1995    1995    1995    1994    1994
                       ------  ------  ------  ------  ------

Loans ($B):
 Consumer..........   $   101 $    99 $    96 $    93 $    87
 Commercial........        56      57      56      56      56
                       ------  ------  ------  ------  ------
Total Average
 Loans ($B)........   $   157 $   156 $   152 $   149 $   143
                       ======  ======  ======  ======  ======


Total Average
 Assets($B)........   $   266 $   273 $   269 $   267 $   265

Avg. Interest
 Earning
 Assets($B)........   $   221 $   225 $   224 $   219 $   214


Common
 Stockholders'
 Equity ($M).......   $15,716 $14,568 $13,653 $13,003 $12,023

Preferred
 Equity ($M).......     3,717   4,326   4,262   4,187   4,116
                       ------  ------  ------  ------  ------
Total Average
 Stockholders'
 Equity ($M).......   $19,433 $18,894 $17,915 $17,190 $16,139
                       ======  ======  ======  ======  ======

(A) Taxable Equivalent Basis.

Page 20 - Citicorp Third Quarter 1995 results - 10/17/95


EARNINGS PER SHARE DATA

(Before Cumulative Effect
 of Accounting Change in 1994)


                              Third Quarter       Nine Months
                             1995      1994      1995      1994
                           -------   -------   -------   -------
On Common and Common
 Equivalent Shares(A):

 Earnings($ Millions).... $    809  $    827  $  2,348  $  2,186

 Shares (in thousands)(B)  450,716   442,361   443,941   441,859

 Earnings Per Share...... $   1.79  $   1.87  $   5.29  $   4.95



Assuming Full Dilution(C):

 Earnings($ Millions).... $    840  $    861  $  2,447  $  2,288

 Shares (in thousands)(B)  518,049   515,407   518,144   515,141

 Earnings Per Share...... $   1.62  $   1.67  $   4.72  $   4.44



COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period............                      425,062   393,654


(A) For earnings per share on common and common equivalent shares, dividends on Conversion Preferred Stock, Series 15 are added back to income applicable to common stock, and the number of shares issuable on conversion are added back to weighted-average shares outstanding. Also added to shares outstanding are other common equivalent shares and book value shares issuable under certain benefit plans.

(B) Total shares in the third quarter of 1995 reflect 6.6 million average shares repurchased under the repurchase program.

(C) For earnings per share assuming full dilution, the dividends on Conversion Preferred Stock, Series 15 are added back to income applicable to common stock, and the number of shares issuable on conversion are added to weighted-average shares outstanding. Additionally, dividends on Convertible Preferred Stock, Series 12 and 13 are also added back to income applicable to common stock, and the shares issuable on conversion are added to shares outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.

Page 21 - Citicorp Third Quarter 1995 results - 10/17/95


OTHER REVENUE
($ Millions)

                               Third Quarter        Nine Months
                              1995    1994(A)     1995    1994(A)
                             ------   ------     ------   ------

Securitized Credit
 Card Receivables.........  $   274  $   251    $   734  $   695

Venture Captial...........       89       48        362      152

Affiliate Earnings........       50       45        157      162

Mortgage Pass-Through
 Securitizaion Activity...        4      (13)        11      (60)

Foreign Currency Translation
 (Losses) Gains...........       (3)      (9)         2       (2)

Net Asset Gains and
 Other Items..............       24       85        133      227
                             ------   ------     ------   ------

Total.....................  $   438  $   407    $ 1,399  $ 1,174
                             ======   ======     ======   ======




TRADING-RELATED REVENUE
($ Millions)
                               Third Quarter        Nine Months
                              1995     1994       1995     1994
                             ------   ------     ------   ------
By Income Statement Line:

 Trading and
  Foreign Exchange........  $   432  $   287    $ 1,241  $   517
 Other (Primarily NIR)....      126      203        265      521
                             ------   ------     ------   ------
 Total....................  $   558  $   490    $ 1,506  $ 1,038
                             ======   ======     ======   ======



By Trading Activity:

 Foreign Exchange.........  $   294  $   183    $   862  $   495
 Derivative...............      137      166        356      336
 Fixed Income.............       46       46         55      (21)
 Other....................       81       95        233      228
                             ------   ------     ------   ------
 Total....................  $   558  $   490    $ 1,506  $ 1,038
                             ======   ======     ======   ======


By Business Sector:

 Developed Markets........  $   317  $   226    $   816  $   470
 Emerging Markets.........      181      217        508      430
                             ------   ------     ------   ------
Total Global Finance......      498      443      1,324      900
Global Consumer and Other.       60       47        182      138
                             ------   ------     ------   ------
Total.....................  $   558  $   490    $ 1,506  $ 1,038
                             ======   ======     ======   ======



(A) Reclassified to conform to current quarter's presentation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report and amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CITICORP
                                    (Registrant)


                                      By:/s/ Thomas E. Jones
                                         -----------------------------
                                         Thomas E. Jones
                                         Executive Vice President
                                         A Principal Financial Officer




Dated:  October 20, 1995